UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

BEAM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39208	81-5238376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne St. Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (857) 327-8775

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Beam Therapeutics Inc.’s (the “Company”) collaboration partner, Verve Therapeutics, Inc. (“Verve”), issued a press release on June 27, 2020 disclosing new preclinical proof-of-concept data in non-human primates that “demonstrate the successful use of base editing to turn off a gene in the liver and thereby lower blood levels of either LDL cholesterol or triglyceride-rich lipoproteins, two factors leading to coronary atherosclerosis.” Verve reported that “the studies were conducted in a total of 14 non-human primates and evaluated in vivo liver base editing to turn off proprotein convertase subtilisin/kexin type 9 (PCSK9), a gene whose protein product elevates blood LDL cholesterol or angiopoietin-like protein 3 (ANGPTL3), a gene whose protein product elevates blood triglyceride-rich lipoproteins. Verve’s proprietary drug product consisting of the ABE mRNA and an optimized guide RNA packaged in an engineered lipid nanoparticle was delivered through a single intravenous infusion. Across two separate studies, seven animals were treated with the drug product targeting the PCSK9 gene and seven additional animals with the drug product targeting the ANGPTL3 gene.”

Verve further reported that “whole liver editing, blood protein and lipid levels were measured at two weeks and compared to baseline. Verve noted that (i) the program targeting PCSK9 showed an average of 67% whole liver PCSK9 editing, which translated into an 89% reduction in plasma PCSK9 protein and resulted in a 59% reduction in blood LDL cholesterol levels, and (ii) the program targeting ANGPTL3 showed an average of 60% whole liver ANGPTL3 editing, which translated into a 95% reduction in plasma ANGPTL3 protein and resulted in a 64% reduction in blood triglyceride levels and 19% reduction in LDL cholesterol levels. In addition, in studies in primary human hepatocytes, Verve reported that evidence of on-target editing was observed with no evidence of off-target editing.”

According to Verve, these data are believed to “represent the first successful application of the base editing technology in non-human primates.”

The Company and Verve entered into a collaboration agreement in April 2019 under which Verve received exclusive access to the Company’s base editing, gene editing and delivery technologies for human therapeutic applications against certain cardiovascular targets. As previously reported by Verve, after the completion of Phase 1 studies, the Company has the ability to participate in future development and commercialization, and share 50% of U.S. profits and losses, for any product directed against these targets.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM THERAPEUTICS INC.

By:	/s/ John Evans
John Evans Chief Executive Officer

Date: June 29, 2020